As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FORMA THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1657129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 North Beacon Street, Suite 501

Watertown, MA 02472

(617) 679-1970

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Forma Therapeutics Holdings, Inc. 2020 Stock Option and Incentive Plan

Forma Therapeutics Holdings, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plans)

Frank D. Lee

President and Chief Executive Officer

300 North Beacon Street, Suite 501

Watertown, MA 02472

(617) 679-1970

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 1,896,454 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2020 Stock Option and Incentive Plan and (ii) an additional 473,982 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s 2020 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-239369) filed by the Registrant on June 23, 2020, relating to the Registrant’s 2020 Stock Option and Incentive Plan and 2020 Employee Stock Purchase Plan pursuant to General Instruction E.

Part II

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39333) filed on June 23, 2020).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39333) filed on June 23, 2020).

4.3	Third Amended and Restated Investors’ Rights Agreement among the Registrant and certain of its stockholders, dated December 18, 2019 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-238783)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2020 Stock Option and Incentive Plan, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-238783) filed with the SEC on June 15, 2020).

99.2	2020 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.5 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-238783) filed with the SEC on June 15, 2020).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 2nd day of March, 2022.

FORMA THERAPEUTICS HOLDINGS, INC.

By:	/s/ Frank D. Lee
Name: Frank D. Lee
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Frank D. Lee, Todd Shegog and Jeannette Potts, Ph.D., J.D. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Frank D. Lee Frank D. Lee	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2022

/s/ Todd Shegog Todd Shegog	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 2, 2022

/s/ Timothy P. Clackson Timothy P. Clackson, Ph.D.	Director	March 2, 2022

/s/ Marsha Fanucci Marsha Fanucci	Director	March 2, 2022

/s/ Wayne A.I. Frederick, M.D. Wayne A.I. Frederick, M.D.	Director	March 2, 2022

/s/ Peter Kolchinsky Peter Kolchinsky, Ph.D.	Director	March 2, 2022

/s/ Arturo Molina, M.D. Arturo Molina, M.D.	Director	March 2, 2022

/s/ Selwyn M. Vickers, M.D. Selwyn M. Vickers, M.D.	Director	March 2, 2022

/s/ Thomas G. Wiggans Thomas G. Wiggans	Director	March 2, 2022

/s/ Peter Wirth Peter Wirth, J.D.	Director	March 2, 2022